Exhibit 3.15

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:07 PM 03/27/2007
FILED 06:44 PM 03/27/2007
SRV 070368868 — 4324715 FILE
CERTIFICATE OF FORMATION
OF
DISTRIBUTION ONE, LLC
     This Certificate of Formation of Distribution One, LLC (the “Company”), dated as of February 12, 2007, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).
     FIRST. The name of the limited liability company formed hereby is DISTRIBUTION ONE, LLC.
     SECOND. The address of the initial registered office of the Company in the State of Delaware shall be: 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     THIRD. The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Linda J. Vilardo
Authorized Person